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                                                                  EXHIBIT (c)(2)


                           CONSENT OF PKF CONSULTING

                                ---------------

We hereby consent to the inclusion as an exhibit of our appraisal of the Casa Munras Garden Hotel, as of March 1, 2003, in the Schedule 14D-9 (Solicitation/ Recommendation Statement Under Section 14(d)(4) of the Securities Exchange Act of 1934) to be filed by Casa Munras Hotel Partners, L.P. (the "Partnership"), on or about June 4, 2003, with the U.S. Securities and Exchange Commission.

                                             PKF Consulting


                                             By: /s/ Julie Kong
                                             Its: Executive Vice President

June 3, 2003